SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2003

_________________

IRWIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

ITEM 5. OTHER EVENTS

     On April 22, 2003, Irwin Financial Corporation announced its First Quarter 2003 earnings as set forth in Item 12 below. Information contained in Item 12 and the news release attached as Exhibit 99.1 is incorporated by reference in this Item 5.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.

            99.1  News Release issued April 22, 2003.

ITEM 9. REGULATION FD DISCLOSURE

     On April 22, 2003, Irwin Financial Corporation announced its First Quarter 2003 earnings. The information set forth below under "Item 12. Results of Operations and Financial Condition" is being furnished in this Item 9 of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 22, 2003, Irwin Financial Corporation announced its First Quarter 2003 earnings. The news release regarding this announcement is filed as Exhibit 99.1 hereto.

SUPPLEMENTAL INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES (dollars in thousands) (segment reporting basis)

Commercial Banking	1Q03	1Q02	4Q02
Net interest margin as reported in press release[1]	4.04%	4.10%	3.91%
Net interest margin without tax equivalent adjustment

4.03

4.09
			3.90
Tax equivalent interest at 35% federal tax rate
	$48	$52	$50

Mortgage Banking Mortgage servicing rights impairment net of    hedging as reported in press release[2]
	$ (1,633)	$ 2,605	$ (12,242)
Less: Derivative gains (losses)
	321	(8,128)	7,121
Mortgage servicing rights impairment (GAAP basis)
	$(1,954)	$10,733	$(19,363)

Home Equity Lending Allowance for loan losses
	$ 23,203	$ 8,119	$ 21,689
Loans on-balance sheet
	739,399	406,055	626,355
Allowance for loan losses to loans (GAAP basis)
	3.14%	2.00%	3.46%

Residual asset valuation allowance
$ 80,610	$ 133,818	$ 79,746
Underlying off-balance sheet loans
987,279	1,588,055	1,123,440
Valuation allowance as a percent of off-balance sheet    loans
8.16%	8.43%	7.10%

Allowance for loan losses plus residual asset    valuation allowance
$ 103,813	$ 141,937	$ 101,435
Loans on- and off- balance sheet
1,726,678	1,994,110	1,749,795
Allowance to loans and leases as reported in press    release[3]
6.01%	7.12%	5.80%

1We present the net interest margin for the commercial banking line of business on a tax equivalent basis, consistent with industry practice. On a prospective basis, we will begin showing the net interest margin without adjusting for tax equivalent interest. We believe the difference between the two methods for us is immaterial.

2We actively manage the risk associated with the valuation of our mortgage servicing rights at the mortgage banking line of business by entering into various derivatives contracts. Therefore, we believe it is more useful to investors to disclose impairment on mortgage servicing rights net of derivative gains or losses.

3At our home equity lending line of business, we manage credit risk on the entire managed portfolio which includes both on- and off-balance sheet credit risk. For our on-balance sheet loans, we record an allowance for loan losses on the balance sheet. We value our residual asset by modeling into our future cash flow models an embedded loss reserve. As we manage the credit risk associated with these two components together, we believe it is more useful to investors to disclose the total credit reserve associated with both pieces combined in our press release on a weighted average basis.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: April 24, 2003	By: /s/ GREGORY F. EHLINGER __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release issued April 22, 2003